UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009

Southern Connecticut Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	000-49784	06-1609692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut	06510
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 782 – 1100

NOT APPLICABLE
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On February 6, 2009, Southern Connecticut Bancorp, Inc. (the “Company”) issued a press release announcing its earnings and results of operations for the quarter and year ended December 31, 2008.  The press release and the accompanying financial schedules included inaccurate information about the Tier 1 Leverage Capital Ratio and the financial highlights schedule accompanying the press release contained inaccurate information about the deposit amounts at December 31, 2008 set forth under “Balance Sheet Data."

 The Tier 1 Leverage Capital Ratio was 15.64% as of December 31, 2008.  The Company’s February 6, 2009 press release and the accompanying financial schedules reported the Tier 1 Leverage Capital Ratio as 15.81% because such ratio excluded the impact of goodwill relating to the asset purchase of Evergreen Financial LLC.

The deposit amounts listed in the financial highlights schedule accompanying the Company’s February 6, 2009 press release reported the September 30, 2008 deposit amounts instead of the deposit amounts at December 31, 2008.  The correct deposit amounts are set forth in the financial schedules accompanying  the Company’s corrected February 6, 2009 press release, which are attached hereto as Exhibit 99.1 to this amended Current Report on Form 8-K.

Item 7.01                      Regulation FD Disclosure.

The information reported in Item 2.02 of this amended Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits.
(d)                       Exhibits.

Exhibit Number	Description
99.1	Corrected press release issued February 6, 2009 and accompanying financial schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2009	SOUTHERN CONNECTICUT BANCORP, INC. /s/ John H. Howland John H. Howland President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Corrected press release issued February 6, 2009 and accompanying financial schedules.